                                                                  EXHIBIT 99.2

                  CONSENT OF J.P. MORGAN SECURITIES INC.

     We hereby consent to (i) the use of our opinion letter dated
November 12, 1999 to the Board of Directors of Arcadia Financial Ltd. (the "Company") included as Appendix C to the Joint Proxy Statement/Prospectus of the Company and Associates First Capital Corporation relating to the proposed merger of the Company and Associates First Capital Corporation, and (ii) the references to J.P. Morgan and such opinion in such Joint Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 J.P. MORGAN SECURITIES INC.



                                                 By: /s/ John P. Mullen
                                                    -------------------------
                                                    Name:  John P. Mullen
                                                    Title: Managing Director


February 28, 2000